UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number.)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 18, 2007, Textron Inc. (“Textron”) issued a press release announcing that it had incurred additional costs related to its Bell Helicopter H-1 program during the fourth quarter of 2006, but that these additional costs had been more than offset by stronger financial performance at Cessna, Textron Systems and Textron Financial, plus a lower tax rate, with the result that reported fourth quarter earnings per share from continuing operations will be in excess of Textron’s previous guidance range of $1.35 - $1.45. The press release also announced that Textron has moved the timing of its fourth quarter earnings release to occur at 4:00 p.m., Eastern on Wednesday, January 24, 2007, with a conference call to follow at 4:30 p.m., Eastern time. This press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

99 Press release dated January 18, 2007

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: January 18, 2007

By:	/s/Michael D. Cahn
Michael D. Cahn
Senior Associate General Counsel-Securities and Assistant Secretary

EXHIBIT INDEX

Exhibit No. Exhibit

99  Press release dated January 18, 2007